UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2017

Del Frisco's Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

920 S. Kimball Ave., Suite 100

Southlake, TX 76092

(Address of principal executive offices, including zip code)

(817) 601-3421

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2017, Del Frisco’s Restaurant Group, Inc. (the “Company”) issued a press release announcing the resignation of Mr. Tom Pennison as the Company’s Chief Financial Officer and the hiring of Mr. Neil Thomson to serve as the Company’s new Chief Financial Officer, with Mr. Thomson’s employment to begin on May 22, 2017.  Mr. Pennison, who delivered his notice of resignation on May 3, 2017, will remain with the Company through the end of May to assist in the transition process and will be eligible to receive certain benefits set forth in his previously-disclosed employment agreement.

 Mr. Thomson will serve as Chief Financial Officer pursuant to an Executive Employment Agreement, dated May 5, 2017 (the “Agreement”).  Pursuant to the Agreement, Mr. Thomson will receive an annual base salary of $350,000 per year (less applicable tax and withholdings).  The Agreement further provides that Mr. Thomson will be eligible to participate in the Company’s bonus plans at a level commensurate with his position with an annual target bonus of 50% of his annual base salary, with a threshold bonus equal to 50% of such target and a maximum bonus equal to 200% of such target.  The bonus amount paid to Mr. Thomson will be determined by the Company’s CEO, Board of Directors and/or Compensation Committee in good faith.  Mr. Thomson will also be entitled to a car allowance of $1,000 per month under the Agreement.

Under the terms of the Agreement, Mr. Thomson will also participate in the Company’s 2012 Long-Term Incentive Plan and will receive an initial equity award with a value of $550,000.  Half of this initial equity award will consist of time-based restricted stock units that vest in three equal, annual installments.  The other half of the award will consist of performance-based restricted stock units that fully vest on the three-year anniversary of the grant date based on the achievement of performance criteria tied to the Company’s total shareholder return and return on invested capital (as determined and measured by the Company’s Board of Directors based on discussions with Mr. Thomson).

If Mr. Thomson’s employment is terminated by the Company without “Cause” or by Mr. Thomson for “Good Reason” (each as defined in the Agreement), the Company will (i) pay Mr. Thomson an amount equal to six months of his then effective annual base salary (paid over time in accordance with the Company’s payroll practices for its employees), and (ii) provide COBRA continuation coverage for Mr. Thomson and his family under the Company’s medical plan for six months at the Company’s sole expense, so long as Mr. Thomson is not, and does not become eligible for another group health plan, and provided that such payments do not adversely impact the Company’s health plans under applicable law ((i) and (ii), collectively the “Severance Pay”).  Mr. Thomson’s receipt of these payment and benefits is conditioned upon his execution and non-revocation of a Severance Agreement and General Release.  In addition, Mr. Thomson’s vested retirement benefits will be payable in accordance with such plans.

Mr. Thomson would be eligible to receive the Severance Pay for a period of 12 months rather than six upon (i) a termination of Mr. Thomson’s employment during the six-month period after a Change in Control (as defined in the Agreement) by the Company without Cause or due to his death or Disability (as defined in the Agreement) or by Mr. Thomson for Good Reason or (ii) a termination of Mr. Thomson’s employment prior to a Change in Control by the Company without Cause or due to his death or Disability, if the termination was at the request of a third party or otherwise arose in anticipation of such Change in Control.  Mr. Thomson’s receipt of these payments and benefits is conditioned upon his execution and non-revocation of a Severance Agreement and General Release.

The Agreement also includes customary non-compete, non-solicitation and confidentiality covenants.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Before agreeing to join the Company, Mr. Thomson, age 46, spent the last 15 years with Yum! Brands, Inc., an international owner, operator and franchisor of restaurants operating under the KFC, Pizza Hut and Taco Bell brands.  Mr. Thomson most recently served as the Chief Growth Officer for Pizza Hut Asia Pacific where he was responsible for finance, development and supply chain functions across Asia Pacific, a position he held since January 2017.  Prior to that, Mr. Thomson served as Chief Development Officer for Pizza Hut International from January 2014 to December 2016, Vice President, Finance for Yum! Restaurants International from January 2012 to December 2013 and Chief Finance Officer, India Subcontinent for Yum! Restaurants International from June 2007 to December 2011.  In his first five years with Yum!, Mr. Thomson held several other accounting, finance and corporate-level positions.  Before Yum!, Mr. Thomson was a Finance Director at Marketchoice.com and a National Logistics Manager for McDonald’s Corporation.  Mr. Thomson started his career with KPMG LLP.

Mr. Thomson does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10.1	Employment Agreement, dated May 5, 2017, by and between Neil Thomson and Del Frisco’s Restaurant Group, Inc.

99.1	Press Release issued by Del Frisco’s Restaurant Group, Inc. dated May 8, 2017.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco's Restaurant Group, Inc.

Date: May 8, 2017	By:	/s/ Norman J. Abdallah
Norman J. Abdallah
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 5, 2017, by and between Neil Thomson and Del Frisco’s Restaurant Group, Inc.

99.1	Press Release issued by Del Frisco’s Restaurant Group, Inc. dated May 8, 2017.